Exhibit 24.3

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Celia A. Colbert and Bruce N. Kuhlik, and each of them severally, to be his or her true and lawful attorney or attorneys and agent or agents to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Post-Effective Amendment to a Registration Statement on Form S-8 and all further amendments (including additional post-effective amendments) and all documents relating thereto, and to file the same with all relevant exhibits or documents with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be purchased under each of the following plans and/or an indeterminate number of plan interests:

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-30331, pertaining to the Schering-Plough Corporation 1997 Stock Incentive Plan;

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-91440, pertaining to the Schering-Plough 2002 Stock Incentive Plan;

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-91440, pertaining to the Schering-Plough Corporation 2006 Stock Incentive Plan;

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-134281, pertaining to the Schering-Plough Corporation 2006 Stock Incentive Plan and the Schering-Plough Employees’ Savings Plan;

•	Post-Effective Amendment No. 2 to Form S-8, Registration No. 333-105567, pertaining to the Schering-Plough Employees’ Savings Plan;

•	Post-Effective Amendment No. 1 to Forms S-8, Registrations Nos. 333-87077, 333-153542, and 333-162007, pertaining to the Schering-Plough Employees’ Savings Plan; and

•	Post-Effective Amendment No. 1 to Forms S-8, Registration Nos. 033-57111 and 333-112421, pertaining to the Schering-Plough Puerto Rico Employees’ Retirement Savings Plan.

As well as deferred compensation obligations which may be issued under the:

•	Post-Effective Amendment No. 1 to Form S-8, Registration No. 333-121089, pertaining to the Schering-Plough Corporation Savings Advantage Plan.

Each of Celia A. Colbert and Bruce N. Kuhlik, as listed above as attorney and agent are to act separately, unless otherwise expressly specified herein. This Power of Attorney may be executed in counterparts and all such duly executed counterparts shall together constitute the same instrument. Notwithstanding anything to the contrary contained herein, this Power of Attorney is limited to the powers granted as described above and does not grant the attorneys and agents the authority to spend each of the undersigned’s money or sell or dispose of each of the undersigned’s property.

Additional Provisions

The following additional provisions apply separately to each of the undersigned herein:

Except as otherwise specifically provided herein, the Power of Attorney granted herein shall not in any manner revoke in whole or in part any other power of attorney that the undersigned previously has executed, whether individually, or in a representative or any other capacity.

This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, individually or in a representative or in any other capacity, unless such subsequent power specifically states that the instrument is intended to revoke (i) this particular instrument by specific reference; (ii) all prior specific powers of attorney; or (iii) all prior powers of attorney.

The “CAUTION TO THE PRINCIPAL” AND “IMPORTANT INFORMATION FOR THE AGENT” statements below are required under the New York General Obligations Law:

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.

/s/ Thomas H. Glocer
Thomas H. Glocer
Director

State of New York)

County of Rockland) ss.:

On the 28th day of October in the year before me, the undersigned, personally appeared Thomas H. Glocer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Lilibeth Oquendo

Signature and Office of individual taking acknowledgment

[notary stamp]

IN WITNESS WHEREOF, this instrument has been duly executed as of the 27th day of October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.

/s/ Steven F. Goldstone
Steven F. Goldstone
Director

State of New York)

County of New York) ss.:

On the 27th day of October in the year before me, the undersigned, personally appeared Steven F. Goldstone, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Carolyn J. Ulsh

Signature and Office of individual taking acknowledgment

[notary stamp]

IN WITNESS WHEREOF, this instrument has been duly executed as of the 26th day of October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.

/s/ William B. Harrison, Jr.
William B. Harrison, Jr.
Director

State of New York)

County of New York) ss.:

On the 26th day of Oct 2009 in the year before me, the undersigned, personally appeared William B. Harrison, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Anthony J. Horan

Signature and Office of individual taking acknowledgment

[notary stamp]

IN WITNESS WHEREOF, this instrument has been duly executed as of the 26th day of October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.

/s/ Rochelle B. Lazarus
Rochelle B. Lazarus
Director

State of New York)

County of New York) ss.:

On the 26th day of October 2009 in the year before me, the undersigned, personally appeared Rochelle B. Lazarus, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Julian Ham

Signature and Office of individual taking acknowledgment

[notary stamp]

IN WITNESS WHEREOF, this instrument has been duly executed as of the 26th day of October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.

/s/ Anne M. Tatlock
Anne M. Tatlock
Director

State of New York)

County of New York) ss.:

On the 26th day of October in the year before me, the undersigned, personally appeared Anne M. Tatlock, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Carolyn J. Ulsh

Signature and Office of individual taking acknowledgment

[notary stamp]

IN WITNESS WHEREOF, this instrument has been duly executed as of the 23rd day of October 2009, to be effective at the effective time of the transactions contemplated by that certain Agreement and Plan of Merger, dated March 8, 2009, as amended by and among Merck Sharp & Dohme Corp. (formerly Merck & Co., Inc.), Merck & Co., Inc. (formerly Schering-Plough Corporation), SP Merger Subsidiary One, and SP Merger Subsidiary Two.

/s/ Wendell P. Weeks
Wendell P. Weeks
Director

State of New York)

County of Steuben) ss.:

On the 23rd day of October in the year before me, the undersigned, personally appeared Wendell P. Weeks, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brenda J. Ribble

Signature and Office of individual taking acknowledgment

[notary stamp]

I, Celia A. Colbert, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities.

Agent signs here: ==> /s/ Celia A. Colbert

State of New Jersey)

County of Hunterdon) ss.:

On the 30th day of October in the year before me, the undersigned, personally appeared Celia A. Colbert, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kim Horvath

Signature and Office of individual taking acknowledgment

[notary stamp]

I, Bruce N. Kuhlik, have read the foregoing Power of Attorney. I am a person identified therein as agent for the principal named therein. I acknowledge my legal responsibilities.

Agent signs here: ==> /s/ Bruce N. Kuhlik

State of New Jersey)

County of Hunterdon) ss.:

On the 30th day of October in the year before me, the undersigned, personally appeared Celia A. Colbert, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kim Horvath

Signature and Office of individual taking acknowledgment

[notary stamp]